As filed with the Securities and Exchange Commission on April 4, 2005
                                                    Registration No. 333- 123265
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM F-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                   ------------------------------------------


                           MAGAL SECURITY SYSTEMS LTD.
             (Exact name of Registrant as specified in its charter)

              Israel                                 Not Applicable
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                                   P.O. Box 70
                      Industrial Zone, Yahud 56100, Israel
                             Tel: (972)(3) 539-1444
                             Fax: (972)(3) 536-6245

   (Address and telephone number of Registrant's principal executive offices)

                     --------------------------------------

                            Perimeter Products, Inc.
                           Attn: Martha Lee, President
                                43180 Osgood Road
                            Fremont, California 54539
                                 (510) 249-1450
            (Name, address and telephone number of agent for service)

                     --------------------------------------


      Copies of all communications, including communications sent to agent for service, should be sent to:

       Steven J. Glusband, Esq.                    Sarit Molcho, Adv.
      Carter, Ledyard & Milburn               S. Friedman & Co., Advocates
            2 Wall Street                            The Trade Tower
          New York, NY 10005                     Tel Aviv, Israel 68125
          Tel: 212-238-8605                      Tel: (972)(3) 796-1500
          Fax: 212-732-3232                      Fax: (972)(3) 796-1501

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
 1933, please check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 436, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
 Title of each class of securities    Amount to be    Proposed maximum offering   Proposed maximum aggregate      Amount of
         to be registered              registered      price per ordinary share         offering price         registration fee
=================================================================================================================================
Ordinary shares, par value NIS 1.0        (1)                    (1)                          (1)                    N/A
per share.........................
Warrants..........................        (1)                    (1)                          (1)                    N/A

Total.............................        (1)                    (1)                      $25,000,000            $2,942.5 (2)
---------------------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder by the registrant such indeterminate number of ordinary shares and such indeterminate number of warrants to purchase ordinary shares as shall have an aggregate initial offering price not to exceed $25,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. There also are being registered hereunder by the registrant an indeterminate number of ordinary shares as shall be issuable upon exercise of any securities that provide for that issuance.
(2) Estimated pursuant to Rule 457 (o) solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS



                   Subject to Completion, dated April 4, 2005


                           Magal Security Systems Ltd.


                                   $25,000,000

                                       of

                          Ordinary Shares and Warrants




         Magal Security Systems Ltd. ("Magal") intends to sell from time to time ordinary shares, par value NIS 1.0 each, and warrants to purchase ordinary shares. These securities may be offered and sold from time to time for an aggregate offering price of up to $25,000,000.

         When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements also may add, update, or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.


         Magal's ordinary shares are quoted on the Nasdaq National Market and trade on the Tel Aviv Stock Exchange under the symbol "MAGS." On April 1, 2005, the last sale price of Magal's ordinary shares as reported on the Nasdaq National Market was $11.33.


         You should consider carefully the risk factors beginning on page 6 of this prospectus before you invest in the securities offered herby.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ordinary shares and warrants being offered by this prospectus or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                         The date of this prospectus is

       Important Notice about the Information Presented in this Prospectus

         This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.


         Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, you should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find Additional Information."

         When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Please see "Where You Can Find More Information." We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is accurate as of any date other than the date mentioned on the cover page of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

                                Table of Contents
                                                                          Page
                                                                          ----


Notice Regarding Forward-Looking Statements..................................4
Summary......................................................................5
Risk Factors.................................................................6
   Risks Related to Our Business.............................................6
   Risks Relating to Our Ordinary Shares....................................12
   Risks Relating to Our Location in Israel.................................13
Use of Proceeds.............................................................16
Description of Ordinary Shares..............................................16
Description of Warrants.....................................................18
Plan of Distribution........................................................20
Experts.....................................................................22
Legal Matters...............................................................22
Where You Can Find More Information.........................................22
Enforceability of Civil Liabilities.........................................23
Ordinary Shares and Warrants................................................25

                            ________________________


                   Notice Regarding Forward-Looking Statements

         This prospectus and the documents incorporated in it by reference contain forward-looking statements that involve known and unknown risks and uncertainties. We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as "may," "will," "should," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or the negative of such terms, or other comparable terminology.


         Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption "Risk Factors" and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. These factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

                                     Summary

         You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes to them, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus. In this prospectus, "we," "us," "our," the "Company" and "Magal" refer to Magal Security Systems Ltd., an Israeli company, and our subsidiaries.

                           Magal Security Systems Ltd.

         We develop, manufacture, market and sell complex computerized security systems. Our systems are used in more than 75 countries to protect aircraft, national borders and sensitive facilities, including military bases, power plant installations, airports, postal facilities, prisons and industrial locations from terrorism, theft and other security threats. Our revenues are principally derived from:

          o a line of perimeter security systems and a video motion detection system, which automatically detect and locate intruders, identify the nature of intrusions and provide emergency notification;

          o turnkey projects based on security management, command and control systems, which integrate the management, control and display of various security systems into a single, real-time database and support real-time decision making and wide area command and control; and

          o    video monitoring services.


         We recently began to market two new products: DreamBox(TM) and PipeGuard(TM). DreamBox(TM) is a state-of-the-art embedded hardware and software product, which integrates a number of Closed Circuit - TV related applications, into one box. The system is designed to be economical, as well as compact to save space, while avoiding the use of complicated cable installation and network protocols integration. PipeGuard(TM) utilizes an innovative technology to guard buried pipelines, regardless of pipeline length, with the ability to detect potential attack and alert authorities before potential harm or damage occurs. PipeGuard(TM) provides a solution for securing buried assets, gas and oil pipelines and infrastructure of buried communication lines such as fiber optic cables. The target market for PipeGuard(TM) includes oil and gas companies, owners and operators of pipelines or communication cables and governmental agencies dealing with security and environment.

         We were incorporated in Israel in 1984 and have subsidiaries in Israel, United States, Canada, United Kingdom, Germany, The Netherlands, Romania and Mexico. Our principal executive offices and primary manufacturing and research and development facilities are located near Tel Aviv, Israel, in the Yahud Industrial Zone. Our mailing address is P.O. Box 70, Industrial Zone, Yahud 56100, Israel and our telephone number is (972) (3) 539-1444. Our agent for service of process in the U.S. is our subsidiary, Perimeter Products, Inc., 43180 Osgood Road, Fremont, California 54539.

                                  Risk Factors

         Our business, results of operations and financial condition could be seriously harmed due to any of the following risks, among others. If we do not successfully address the risks to which we are subject, our business, results of operations and financial condition may be materially and adversely affected and our share price may decline.

                  Risks Related to Our Business


Our revenues depend on government procurement procedures and practices. A substantial decrease in our customers' budgets would affect adversely our results of operations.


         Our products are primarily sold to governmental agencies, governmental authorities and government-owned companies, many of which have complex and time-consuming procurement procedures. A substantial period of time often elapses from the time we begin marketing a product until we actually sell that product to a particular customer. In addition, our sales to governmental agencies, authorities and companies are directly affected by these customers' budgetary constraints and the priority given in their budgets to the procurement of our products. A substantial decrease in our governmental customers' budgets would adversely affect our results of operations.


We depend on large orders from a relatively small number of customers for substantial portions of our revenues. As a result, our revenues and operations results may vary from quarter to quarter.

         As we receive large orders from a relatively small number of customers, our revenues and operating results are subject to substantial periodic variations. Individual orders from customers can represent a substantial portion of our revenues in any one period and significant orders by any customer during one period may not be followed by further orders from the same customer in subsequent periods. Our revenues and operating results for a specific quarter may not be indicative of our future performance, making it difficult for investors to evaluate our future prospects based on the results of any quarter. In addition, we have a limited order backlog, which makes revenues in any quarter substantially dependent upon orders we deliver in that quarter.


Our revenues and operating results are subject to very substantial variations, including, among other things, because the loss of one or more of our key customers, in particular the Israeli Ministry of Defense would result in a loss of a significant amount of our revenues.

         Relatively few customers account for a large percentage of our revenues. For the years ended December 31, 2002, 2003 and 2004, revenues generated from sales to the Israeli Ministry of Defense, or MOD, accounted for 15.9%, 27.2% and 7.7% respectively, of our revenues.

         The loss of MOD without replacement by a customer or customers of similar volume would have a material adverse effect on our financial results.


         Our quarterly performance may vary significantly. Consequently, the results of our operations for any quarter are not necessarily indicative of the results that we might achieve for any subsequent period. Consequently, quarter-to-quarter comparisons of our operating results may not be meaningful.

In the future, the level of our contracts may be reduced due to changes in governmental priorities and audits.


         Governmental purchases of our systems, products and services may decline in the future as the governmental purchasing agencies may terminate, reduce or modify contracts or subcontracts if:

          o    their requirements or budgetary constraints change;

          o they cancel multi-year contracts and related orders if funds become unavailable;

          o they shift spending priorities into other areas or for other products; and

          o    they adjust contract costs and fees on the basis of audits

         Any such event may have a material adverse affect on us.


If we do not receive MOD approvals necessary for us to export the products we produce in Israel, our revenues may decrease.

         Under Israeli law, the export of products that we manufacture in Israel and the export of certain of our know-how are subject to approval by the MOD. We must obtain permits from the MOD to initiate sales proposals with regard to these exports, as well as for actual export transactions. We cannot assure you that we will receive all the required permits for which we may apply in the future. If we do not receive the required permits for which we apply, our revenues may decrease.


We can give no assurance that our wholly-owned subsidiary, Smart Interactive Systems, Inc., will be successful in the future. If Smart is unsuccessful, our future results of operations may be adversely affected.


         In 2001, we established Smart Interactive Systems, Inc., or Smart, to meet the growing demand for real-time video monitoring services for use in industrial sites, commercial businesses and VIP residences. We have invested $12.5 million in Smart through December 31, 2004. Its operations to date have not been profitable and it has an accumulated deficit of $6.1 million as of December 31, 2004. Smart's success will depend upon its ability to penetrate the market for these services. If Smart is unable to market its services or if its services fails to penetrate the market we may lose our investment in this company and our future results of operations may be adversely affected.

The  market  for  our  products  is   characterized   by  changing   technology,
requirements, standards and products, and we may be adversely affected if we do not respond promptly and effectively to these changes.

         The market for our products is characterized by evolving technologies, changing industry standards, changing regulatory environments, frequent new product introductions and rapid changes in customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards and practices can render existing products obsolete and unmarketable. Our future success will depend on our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and product features that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers.

         We cannot assure you that:

          o we will be successful in developing and marketing new products or product features that respond to technological change or evolving industry standards;

          o we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products and features; or

          o our new products and product features will adequately meet the requirements of the marketplace and achieve market acceptance.


         If we are unable to respond promptly and effectively to changing technology we will be unable to compete effectively in the future.


We face risks associated with doing business in international markets.

         We make a large portion of our sales in markets outside of Israel ( 83% in 2004 and 65% in 2003), and a key component of our strategy is to continue to expand in such markets, the most significant of which currently are North America, Europe, and Asia. Our international sales efforts are affected by costs associated with the shipping of our products and risks inherent in doing business in international markets, including:

          o    unexpected changes in regulatory requirements;

          o    currency fluctuations;

          o    export restrictions, tariffs and other trade barriers;

          o    unexpected   difficulties   in  staffing  and  managing   foreign
               operations;

          o    longer payment cycles;

          o    difficulties in collecting accounts receivable;

          o    political instability; and

          o    seasonal reductions in business activities.

One or more of such factors may have a material adverse effect on us.

We are engaged in a highly competitive business. If we are unable to compete effectively, our revenues and income will be materially and adversely affected.

         The business in which we are engaged is highly competitive. Some of our competitors and potential competitors have greater research and development, financial and personnel resources, including governmental support, or more extensive business experience than we do. If we are unable to compete effectively in the market for our products, our revenues and income will be materially and adversely affected.

We may be adversely affected by long sales cycles.

         We have in the past and expect in the future to experience long time periods between initial sales contacts and the execution of formal contracts for our products and completion of product installations.

The cycle from first contact to revenue generation in our business involves, among other things, selling the concept of our technology and products, developing and implementing a pilot program to demonstrate the capabilities and accuracy of our products, negotiating prices and other contract terms; and, finally, installing and implementing our products on a full-scale basis. This cycle entails a substantial period of time, sometimes as much as one or more years, and the lack of revenues during this cycle and the expenses involved in bringing new sales to the point of revenue generation may put a substantial strain on our resources.


We may not be able to implement our growth strategy.

         As part of our growth strategy, we seek to acquire or invest in complementary, including competitive, businesses, products and technologies. Although we have identified potential acquisition candidates, we currently have no commitments or agreements with respect to any such acquisitions or investments and we cannot assure you that we will eventually be able to consummate any acquisition or investment. Even if we do acquire or invest in these businesses, products or technology, the process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business.


         In addition, we have limited experience in making acquisitions and managing growth. We cannot assure you that we will realize the anticipated benefits of any acquisition. In addition, future acquisitions by us could result in potentially dilutive issuances of our equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to identifiable intangible assets, any of which could materially adversely affect our operating results and financial position. Acquisitions also involve other risks, including risks inherent in entering markets in which we have no or limited prior experience and the potential loss of key employees and the risk that we may experience difficulty or delays in obtaining necessary permits.

We may not be successful in marketing and developing markets for our new products.

         As part of our growth strategy, we developed three new products, DreamBox(TM), Fortis(TM) and PipeGuard(TM), for which no revenues were recognized in 2004. We intend to invest substantial funds in the marketing and sales of those products. We cannot assure you that our marketing and sale efforts will be successful, in which case our growth strategy will be harmed.


We may not be able to protect our proprietary technology and unauthorized use of our proprietary technology by third parties may impair our ability to compete effectively.

         Our success and ability to compete depend in large part upon protecting our proprietary technology. We have approximately 45 patents and have patent applications pending. We also rely on a combination of trade secret and copyright law and confidentiality, non-disclosure and assignment-of-inventions agreements to protect our proprietary technology. It is our policy to protect our proprietary rights in our products and operations through contractual obligations, including confidentiality and non-disclosure agreements with certain employees, distributors and agents, suppliers and subcontractors. These measures may not be adequate to protect our technology from third-party infringement, and our competitors may independently develop technologies that are substantially equivalent or superior to ours. Additionally, our products may be sold in foreign countries that provide less protection to intellectual property than that provided under U.S. or Israeli laws.

We could become subject to litigation regarding intellectual property rights, which could seriously harm our business.

         Third parties may in the future assert against us infringement claims or claims asserting that we have violated a patent or infringed upon a copyright, trademark or other proprietary right belonging to them.

         In addition, we purchase components for our turnkey products from independent suppliers. Certain of these components contain proprietary intellectual property of these independent suppliers. Third parties may in the future assert claims against our suppliers that such suppliers have violated a patent or infringed upon a copyright, trademark or other proprietary right belonging to them. If such infringement by our suppliers or us were found to exist, a party could seek an injunction preventing the use of their intellectual property. In addition, if an infringement by us were found to exist, we may attempt to acquire a license or right to use such technology or intellectual property. Any infringement claim, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

We depend on limited sources for components and if we are unable to obtain these components when needed, we will experience delays in manufacturing our products and our financial results may be adversely affected.

         We acquire most of the components utilized in our products, including, but not limited to, our turnkey products and certain services from a limited number of suppliers and subcontractors. We cannot assure you that we will continue to be able to obtain such items from these suppliers and subcontractors on satisfactory terms. Temporary disruptions of our manufacturing operations would result if we were required to obtain materials from alternative sources, which may have an adverse effect on our financial results. For example, our subsidiary Senstar-Stellar Corporation, or Senstar, obtains triboelectric sensor cable for its Intelli-FLEX product from a sole supplier. If this sole supplier were to discontinue production of the triboelectric sensor cable, it would adversely affect Senstar's revenues of its Intelli-FLEX product.

Undetected defects in our products may increase our costs and impair the market acceptance of our products.

         The development, enhancement and implementation of our complex systems entail substantial risks of product defects or failures. We cannot assure you that, despite testing by us and our customers, errors will not be found in existing or new products, resulting in delay or loss of revenues, warranty expense, loss of market share or failure to achieve market acceptance, or otherwise adversely affecting our business, financial condition and results of operations. Moreover, the complexities involved in implementing our systems entail additional risks of performance failures. We cannot assure you that we will not encounter substantial delays or other difficulties due to such complexities. Any such occurrence could have a material adverse effect upon our business, financial condition and results of operations. In addition, the potential harm to our reputation that may result from product defects or implementation errors could be damaging to us.

We depend on our senior management and key personnel, particularly Jacob Even-Ezra, our chairman and chief executive officer, and Izhar Dekel, our president, the loss of whom would negatively affect our business.


         Our future success depends in large part on the continued services of our senior management and key personnel. In particular, we depend on the services of Jacob Even-Ezra, our chairman and chief executive officer, and Izhar Dekel, our president. We carry key person life insurance for Jacob Even-Ezra and for Izhar Dekel. Any loss of the services of Jacob Even-Ezra, Izhar Dekel, other members of senior management or other key personnel would negatively affect our business.


Our failure to retain and attract personnel could harm our business, operations and product development efforts.

         Our products require sophisticated research and development, marketing and sales and technical customer support. Our success depends on our ability to attract, train and retain qualified research and development, marketing and sales and technical customer support personnel. Competition for personnel in all of these areas is intense and we may not be able to hire sufficient personnel to achieve our goals or support the anticipated growth in our business. If we fail to attract and retain qualified personnel, our business, operations and product development efforts would suffer.

Our non-competition agreements with our key employees may not be enforceable. If any of these employees leaves us and joins a competitor, our competitor could benefit from the expertise that our former employee gained while working for us.

         We currently have non-competition agreements with all of our key employees in Israel. These agreements prohibit these key employees from directly competing with us or working with our competitors in the event such key employees cease to work for us. Under current Israeli law, we may not be able to enforce these non-competition agreements. If we are unable to enforce any of these agreements, our competitors that employ these former employees could benefit from the expertise these former employees gained while working for us. In addition, we do not have non-competition agreements with our U.S. and Canadian employees.


The   implementation  of  SFAS  No.  123R,  which  will  require  us  to  record compensation expense in connection with equity share based compensation as of the third quarter of 2005, may reduce our profitability.

         On December 16, 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123R"), which is a revision of SFAS No. 123. Generally, the approach in SFAS 123(R) is similar to the approach described in Statement 123. However, SFAS No. 123 permitted, but did not require, share-based payments to employees to be recognized on the basis of their fair values while SFAS No. 123(R) requires, as of the third quarter of 2005, all share-based payments to employees to be recognized on the basis of their fair values. SFAS No. 123R also revises, clarifies and expands guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to reporting periods. The adoption of SFAS No. 123R may have a significant effect on our results of operations in the future. In addition, such adoption could limit our ability to use stock options as an incentive and retention tool, which could, in turn, negatively impact our ability to recruit employees and retain existing employees.

Compliance  with  changing   regulation  of  corporate   governance  and  public
disclosure may result in additional expenses.

         Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission regulations and Nasdaq Stock Market rules, are creating uncertainty for companies such as ours. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest reasonably necessary resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities, which could harm our operating results and business prospects.

Risks Relating to Our Ordinary Shares

Volatility of the market price of our ordinary shares could adversely affect our shareholders and us.

         The market price of our ordinary shares has been, and is likely to be, highly volatile and could be subject to wide fluctuations in response to numerous factors, including the following:

          o political, economic and other developments in the State of Israel;

          o terrorist attacks and other acts of war, and any response to them;

          o actual or anticipated variations in our quarterly operating results or those of our competitors;

          o    announcements   by  us  or  our   competitors  of   technological
               innovations or new and enhanced products;

          o    developments or disputes concerning proprietary rights;

          o    introduction and adoption of new industry standards;

          o    changes in financial estimates by securities analysts;

          o    market conditions or trends in our industry;

          o    changes in the market valuations of our competitors;

          o    announcements   by  us  or   our   competitors   of   significant
               acquisitions;

          o entry into strategic partnerships or joint ventures by us or our competitors; and

          o    additions or departures of key personnel.

         In addition, the stock market in general, and the market for Israeli companies and home defense companies in particular, has been highly volatile. Many of these factors are beyond our control and may materially adversely affect the market price of our ordinary shares, regardless of our performance.

Risks Relating to Our Location in Israel

Conducting business in Israel entails special risks.

         We are incorporated under Israeli law and our principal offices and manufacturing and research and development facilities are located in the State of Israel. Accordingly, we are directly influenced by the political, economic and military conditions affecting Israel. Specifically, we could be adversely affected by any major hostilities involving Israel, a full or partial mobilization of the reserve forces of the Israeli army, the interruption or curtailment of trade between Israel and its present trading partners, and a significant downturn in the economic or financial condition of Israel.

         Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, and a state of hostility, varying from time to time in intensity and degree, has led to security and economic problems for Israel. Since September 2000, there has been a marked increase in violence, civil unrest and hostility, including armed clashes, between the State of Israel and the Palestinians, and acts of terror has been committed inside Israel and against Israeli targets in the West Bank and Gaza. There is no indication as to how long the current hostilities will last or whether there will be any further escalation. Any further escalation in these hostilities or any future armed conflict, political instability or violence in the region may have a negative effect on our business condition, harm our results of operations and adversely affect our share price. Furthermore, there are a number of countries that restrict business with Israel or Israeli companies. Restrictive laws or policies of those countries directed towards Israel or Israeli businesses had, and may in the future continue to have, an adverse impact on our operations, our financial results or the expansion of our business. No predictions can be made as to whether or when a final resolution of the area's problems will be achieved or the nature thereof and to what extent the situation will impact Israel's economic development or our operations.

Political   trade   relations   could   limit  our   ability   to  sell  or  buy
internationally.


         We could be affected adversely by the interruption or reduction of trade between Israel and its trading partners. Some countries, companies and organizations continue to participate in a boycott of Israeli firms and others doing business with Israel or with Israeli companies. To date, these measures have not had a material adverse affect on our business. However, there can be no assurance that restrictive laws, policies or practices towards Israel or Israeli businesses will not have an adverse impact on our business.


Our results of operations may be negatively affected by the obligation of our personnel to perform military service.

         Many of our executive officers and employees in Israel are obligated to perform annual reserve duty in the Israeli Defense Forces and are subject to being called for active duty under emergency circumstances at any time. If a military conflict or war arises, these individuals could be required to serve in the military for extended periods of time. Our operations could be disrupted by the absence for a significant period of one or more of our executive officers or key employees or a significant number of other employees due to military service. Any disruption in our operations could adversely affect our business.

The economic conditions in Israel have not been stable in recent years.

         In recent years Israel has been going through a period of recession in economic activity, resulting in low growth rates and growing unemployment. Our operations could be adversely affected if the economic conditions in Israel continue to deteriorate. In addition, due to significant economic measures proposed by the Israeli government, there have been several general strikes and work stoppages in 2003 and 2004, affecting all banks, airports and ports. These strikes have had an adverse effect on the Israeli economy and on business, including our ability to deliver products to our customers.

We may be adversely affected by a change in the exchange rate of the New Israeli Shekel against the dollar.


         Because exchange rates between the NIS and the dollar fluctuate continuously, exchange rate fluctuations, particularly larger periodic devaluations, may have an impact on our profitability and period-to-period comparisons of our results. In 2001 and 2002, the rate of devaluation of the NIS against the dollar was 9.3% and 7.3%, respectively, while in 2003 and 2004 the NIS appreciated in value in relation to the dollar by 7.6% and 1.6%, respectively. A portion of our expenses, primarily labor expenses, is incurred in NIS and a part of our revenues are quoted in NIS. Additionally, certain assets, as well as a portion of our liabilities, are denominated in NIS. Our results may be adversely affected by the devaluation of the NIS in relation to the dollar (or if such devaluation is on lagging basis), if our revenues in NIS are higher than our expenses in NIS and/or the amount of our assets in NIS are higher than our liabilities in NIS. Alternatively, our results may be adversely affected by an appreciation of the NIS in relation to the dollar (or if such appreciation is on a lagging basis), if the amount of our expenses in NIS are higher than the amount of our revenues in NIS and/or the amount of our liabilities in NIS are higher than our assets in NIS.


We currently benefit from government programs and tax benefits that may be discontinued or reduced.

         We currently receive grants and tax benefits under Israeli government programs, we must continue to meet specified conditions, including, but not limited to, making specified investments from our equity in fixed assets and paying royalties with respect to grants received. In addition, some of these programs restrict our ability to manufacture particular products or transfer particular technology outside of Israel. If we fail to comply with these conditions in the future, the benefits we receive could be canceled and we could be required to refund any payments previously received under these programs, including any accrued interest, or pay increased taxes or royalties. Israeli government has reduced the benefits available under these programs in recent years and these programs and benefits may be discontinued or curtailed in the future. If Israel government ends these programs and benefits, our business, financial condition, results of operations and net income could be materially adversely affected.

The tax benefits that we currently receive from our approved enterprise programs require us to satisfy specified conditions. If we fail to satisfy these conditions, we may be required to pay additional taxes and would likely be denied these benefits in the future.


         The Investment Center of the Ministry of Industry, Trade and Labor of the State of Israel has granted approved enterprise status to certain of our manufacturing facilities. Starting from when we begin to generate income from these approved enterprise programs, any portion of our income derived from these approved enterprise programs will be exempt from tax for a period of two to four years and will be subject to a reduced tax for an additional three to eight years, depending on the percentage of our share capital held by non-Israeli citizens. The benefits available to our approved enterprise programs depend upon the fulfillment of conditions stipulated in applicable law and in each program's certificate of approval. If we fail to comply with these conditions, in whole or in part, we may be required to pay additional taxes and interest for the period in which we benefited from the tax exemption or reduced tax rates and would likely be denied these benefits in the future.

Provisions of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control and therefore depress the price of our shares.

         Provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making more difficult a merger with, or other acquisition of, us. This could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us. Third parties who are otherwise willing to pay a premium over prevailing market prices to gain control of us may be unable or unwilling to do so because of these provisions of Israeli law.

Your rights and responsibilities as a shareholder will be governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

         We are incorporated under Israeli law. The rights and responsibilities of holders of our ordinary shares are governed by our memorandum of association, our articles of association and by Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith toward the company and other shareholders and to refrain from abusing his power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters. Israeli law provides that these duties are applicable in shareholder votes on, among other things, amendments to a company's articles of association, increases in a company's authorized share capital, mergers and interested party transactions requiring shareholder approval. In addition, a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. However, Israeli law does not define the substance of this duty of fairness. Because Israeli corporate law has undergone extensive revision in recent years, there is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

It may be difficult to enforce a non-Israeli judgment against us, our officers and directors.

         All of our executive officers and directors are nonresidents of the United States, and a substantial portion of our assets and the assets of these persons are located outside the United States. Therefore, it may be difficult for an investor, or any other person or entity, to enforce against us or any of those persons in an Israeli court a U.S. court judgment based on the civil liability provisions of the U.S. federal securities laws. It may also be difficult to effect service of process on these persons in the United States. Additionally, it may be difficult for an investor, or any other person or entity, to enforce civil liabilities under U.S. federal securities laws in original actions filed in Israel.

                                 Use of Proceeds

         We intend to use the net proceeds from the sale of ordinary shares and warrants in this offering for general corporate purposes, which may include reduction of debt, capital expenditures, possible acquisitions, marketing expenditures for new products, and working capital.

                         Description of Ordinary Shares

Share Capital

         Our authorized share capital consists of NIS 19,748,000 divided into 19,748,000 ordinary shares, par value NIS 1.00 each. All our ordinary shares have the same rights, preferences and restrictions, some of which are detailed below. At a general meeting of shareholders, our shareholders may, subject to certain provisions detailed below, create different classes of preferred shares, each class bearing different dividends rights, preferences and restrictions, provided such preferred shares shall not have any voting rights.

Dividends


         Holders of ordinary shares are entitled to participate in the payment of dividends. Declaration of a final dividend requires the approval by ordinary resolution of our shareholders at a general meeting of shareholders. Such resolution may reduce but not increase the dividend amount recommended by the board of directors. Dividends may be paid, in whole or in part, by way of distribution of dividends in kind.


         Dividends may be paid only out of our distributable earnings, as defined in the Companies Law. Prior to any distribution of dividends, our board of directors has to determine that there is no reasonable concern that such distribution will prevent us from executing our existing and foreseeable obligations as they become due. We have determined that we will not distribute dividends out of tax-exempt profits.

Voting Rights

         Holders of ordinary shares are entitled to one vote for each share of record on all matters submitted to a vote of shareholders. Voting is done by a show of hands, unless a poll is demanded prior to a vote by a show of hands. Generally, resolutions are adopted at the general meeting of shareholders by an ordinary resolution, unless the Companies Law or the articles of association require an extraordinary resolution.


         An ordinary resolution, such as a resolution approving the declaration of dividends or the appointment of auditors, requires approval by the holders of a simple majority of the shares represented at the meeting, in person or by proxy, and voting thereon. An extraordinary resolution requires approval by the holders of at least 75% of the shares represented at a meeting of our shareholders, in person or by proxy, and voting thereon.


         The primary resolutions required to be adopted by an extraordinary resolution of the general meeting of shareholders are resolutions to:


          o    amend  our   memorandum  of   association   or  the  articles  of
               association;

          o change the share capital, for example, increasing or canceling the authorized share capital or modifying the rights attached to shares; and

          o    approve mergers, consolidations or winding up of our company.

Our articles of association do not contain any provisions regarding a classified board of directors or cumulative voting for the election of directors.

Rights in the Company's Profits

         Our shareholders have the right to share in our profits distributed as a dividend or any other permitted distributions.

Liquidation


         Our articles of association provide that upon our liquidation, dissolution or winding-up, our remaining assets shall be distributed pro-rata to our ordinary shareholders.


Capital Calls

         Under our memorandum of association and the Companies Law, the liability of our shareholders is limited to the par value of the shares held by them.

Modifications of Share Rights

         Shares, which confer preferential or subordinate rights relating to, among other things, dividends, voting, and payment of capital may be created only by an extraordinary resolution of the general meeting of shareholders. The rights attached to a class of shares may be altered by an extraordinary resolution of the general meeting of shareholders, provided the holders of 75% of the issued shares of that class approve such change by the adoption of an extraordinary resolution at a separate meeting of such class, subject to the terms of such class. The provisions of the articles of association pertaining to general meetings of shareholders also apply to a separate meeting of a class of shareholders.

                             Description of Warrants

         We may issue warrants to purchase ordinary shares. The warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

         The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the ordinary shares with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our ordinary shares and is not entitled to any payments on any ordinary shares issuable upon exercise of the warrants.

         The prospectus supplement relating to a series of warrants will describe the specific terms of the warrants including the following:

          o    the title of the warrants;


          o    the aggregate number of warrants;


          o the price or prices at which the warrants will be issued and the currency in which the price for the warrants may be paid;


          o the price at which and the currency in which, the ordinary shares purchasable upon exercise of the warrants may be purchased and the various factors considered in determining that exercise price;


          o the dates on which the right to exercise the warrants will commence and expire and whether the exercise of warrants will be at the option of holders, at our option, or automatic;

          o    whether  the  warrants  are   exercisable  by  payment  of  cash,
               surrender of other securities, or both;


          o provisions for changes to, or adjustments in, the exercise price of the warrants;


          o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

          o if applicable, the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each such other security;

          o if applicable, the date on and after which the warrants and the related other securities will be separately transferable;

          o whether the warrants will be issued in registered form or bearer form;

          o    information with respect to book-entry procedures, if any;

          o if applicable, a discussion of material U.S. federal income tax considerations; and

          o any other terms of the warrants, including terms, procedures, and limitations relating to the exchange or exercise of the warrants.

         You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

                              Plan of Distribution

         We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of these methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, and the offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

         If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

         If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

         The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.


         The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.


         Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

         Underwriters, dealers and agents, may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

         If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

         In connection with the offering of the securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

         The underwriters in an offering of the securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market.


         Each series of securities will be a new issue of securities and will have no established trading market other than the ordinary shares that are listed on Nasdaq. Any ordinary share sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq. The ordinary shares issued herewith will be listed for trade on the Tel Aviv Stock Exchange.

                                     Experts

         Our consolidated financial statements as of December 31, 2004 and 2003 and as of December 31, 2003 and 2002, and for each of the three years in the periods ended December 31, 2004 and December 31,2003, respectively, included in our Interim Report on Form 6-K dated March 4, 2005, and included in our Annual Report on Form 20-F for the year ended December 31, 2003, respectively and incorporated by reference into this Registration Statement, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm, as set forth in their reports thereon incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.

                                  Legal Matters

         Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Carter Ledyard & Milburn LLP, New York, New York. The validity of the securities being offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by S. Friedman & Co., Advocates, Tel-Aviv, Israel.

                       Where You Can Find More Information

         We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 0-21388). These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy these filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

          o Our Annual Report on Form 20-F for the fiscal year ended December 31, 2003;


          o Our reports of Form 6-K submitted to the SEC on July 7, 2004, March 4, 2005 and April 1, 2005; and

          o The description of our Ordinary Shares contained in our Registration Statement on Form 8-A, File No. 0-21388, including any amendment or reports for the purpose of updating such description.


         In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

         Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.


         We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents, which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Magal Security Systems Ltd. P.O. Box 70 Industrial Zone, Yahud 56100, Israel, Attn: Raya Asher, Chief Financial Officer, telephone number
(972)(3) 539-1444. You also may obtain information about us by visiting our website at www.magal-ssl.com. Information contained in our website is not a part of this prospectus.


         We are an Israeli company and are a "foreign private issuer" as defined in Rule 3b-4 under the Securities Exchange Act of 1934. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make, and did not make, our SEC filings electronically, so that those filings are not available on the SEC's Web site. However, since that date, we have been making all required filings with the SEC electronically, and these filings are available over the Internet at the SEC's Web site at http://www.sec.gov.

         In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

         We distribute annually to our shareholders an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, an independent registered public accounting firm. We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States.

         In addition, since we are also listed on the Tel Aviv Stock Exchange, or TASE, we submit copies of all our filings with the SEC to the Israeli Securities Authority and TASE. Such copies can be retrieved electronically through the TASE internet messaging system (www.maya.tase.co.il) and, in addition, with respect to filings effected as of November 2003 through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il).


                       Enforceability of Civil Liabilities

         Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

         We have been informed by our legal counsel in Israel, S. Friedman & Co. Advocates, that there is doubt as to the enforceability of civil liabilities under the Securities Act of 1933 and the Exchange Act of 1934 in original actions instituted in Israel. However, subject to specified time limitations, Israeli courts may enforce a United States final executionable judgment in a civil matter including a monetary or compensatory judgment in a non-civil matter, obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel, the laws of which do not prohibit the enforcement of judgment of Israeli courts, provided that:

          o    the judgment is enforceable in the state in which it was given;

          o adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

          o the judgment and the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the State of Israel;

          o the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

          o an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court and the judgment is no longer appealable and the judgment is executory in the country in which it was given; and

          o the judgment is final and may be freely executed in the country in which it was given.

We have irrevocably appointed Perimeter Products, Inc. as our agent to receive service of process in any action against us in the state and federal courts sitting in the City of New York, Borough of Manhattan, arising out of this offering or any purchase or sale of securities in connection therewith.

         If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date thereof, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at such time. Judgment creditors must bear the risk of unfavorable exchange rates.

              -----------------------------------------------------



                           Magal Security Systems Ltd.


                          Ordinary Shares and Warrants



              -----------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

         The Israeli Companies Law, 1999-5759, or the Companies Law, provides that a company may not exonerate office holders from liability for a breach of their duty of loyalty, but may exonerate in advance office holders from their liability to the company, in whole or in part, for a breach of their duty of care. Our articles of association provide that, subject to any restrictions imposed by the Companies Law, we may enter into an insurance contract providing coverage for the liability of any of our office holders for:

          o    a breach of their duty of care to us or to another person;

          o a breach of their duty of loyalty to us, provided that they acted in good faith and had reasonable grounds to assume that their act would not prejudice our interests; and

          o a financial liability imposed upon them in favor of another person for an act performed by them in their capacity as office holders.

         In addition, we may indemnify office holders against the following expenses or liabilities imposed upon them in their capacity as office holders:

          o a financial liability imposed on them in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court; and

          o reasonable litigation expenses, including attorneys' fees, incurred by such office holders or imposed upon them by a court, in connection with proceedings instigated by us against them or that are instigated on our behalf or by another person, or as a result of a criminal charge from which they were acquitted or a criminal charge in which they were convicted for a criminal offense that does not require proof of intent.

         The Companies Law provides that a company may not indemnify an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

          o a breach by an officer holder of their duty of loyalty, unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

          o a breach by an office holder of their duty of care if such breach was committed intentionally or recklessly;

          o an act or omission with the intent to unlawfully derive a personal benefit; or

          o a fine levied against the office holder as a result of a criminal offense.


         These provisions are specifically limited in their scope by the Companies Law, which provides that a company may not indemnify an office holder, or enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of certain improper actions. However, pursuant to a recent amendment to the Israeli Companies Law, a company may indemnify any of its office holders for reasonable litigation costs incurred by such office holder in connection with any investigation or other legal proceedings taken by any governmental or other authorized authority, provided that:

          o such investigation or proceedings did not result in indictment or if such indictment has been filed the hearing of the charges has been stayed by the Israeli State Attorney; or

          o    The charges have not been substituted by a monetary liability.

         In addition, pursuant to such recent amendment a company may indemnify any of its office holders for reasonable litigation costs incurred by such office holder also if the charges have been substituted by monetary liability provided the offense in which such office holder has been indicted does not require criminal intent.


         Pursuant to the Companies Law, indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, in specified circumstances, by our shareholders.

         We have indemnified our office holders to the fullest extent permitted by law. We currently maintain a directors and officers liability insurance policy with a per-claim and aggregate coverage limit of $5 million.

Item 9.  Exhibits

         (a)      Exhibits

           Exhibit
              No.          Description of Exhibit
           --------        ----------------------


              3.1          Memorandum of Association of the Registrant (1)
              3.2          Articles of Association of the Registrant (2)
              4.1          Specimen of Ordinary Share Certificate (3)
              5 Opinion of S. Friedman & Co., Advocates regarding legality of the securities being registered*
             23.1 Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm
             23.2          Consent of S. Friedman & Co., Advocates (included in
                           Exhibit 5 hereto)*

             24 Power of Attorney (included in the signature page to the Registration Statement)*


-------------------


(1) Previously filed as exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (No. 33-57438), filed with the Commission on January 26, 1993, as amended, and incorporated herein by reference.

(2) Previously filed as exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (No. 33-57438), filed with the Commission on January 26, 1993, as amended, and incorporated herein by reference and an amendment thereto previously filed as exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (No. 333-6246), filed with the Commission on January 7, 1997 and incorporated herein by reference and further amendments thereto previously filed as exhibit 1.2 to the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2000, filed with the Commission on June 29, 2001 and incorporated herein by reference.

(3) Previously filed as exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 18, 1993, as amended, and incorporated herein by reference.

* Previously filed.



Item 10.  Undertakings

         The undersigned Registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)       To include any prospectus required by Section 10(a)
                            (3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; and

                  (iv) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering;

provided, however, that paragraphs (i), (ii) and (iv) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yahud, Israel, on March 31, 2005.




                                        By: /s/Jacob Even-Ezra
                                            ------------------
                                            Name: Jacob Even-Ezra
                                            Title:  Chief Executive Officer and
                                                    Chairman of the Board




         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 31, 2005.




Signature                                 Title
---------                                 -----

/s/Jacob Even-Ezra                        Chief Executive Officer and
------------------                        Chairman of the Board

Jacob Even-Ezra


     *                                    Chief Financial Officer and Principal
------------------                        Accounting Officer
Raya Asher

     *                                    President and Director
------------------
Izhar Dekel

     *                                    Director
------------------
Nathan Kirsh

     *                                    Director
------------------
Jacob Nuss

     *                                    Director
------------------
Jacob Perry

     *                                    Director
------------------
Zeev Livne

     *                                    External Director
------------------
Shaul Kobrinsky

     *                                    External Director
------------------
Anat Winner


Perimeter Products, Inc.

By      *                                 Authorized Representative in
----------------                          the United States
Name: Martha Lee
Title: President



By: /s/Jacob Even-Ezra
    ------------------
       Jacob Even-Ezra
       Attorney-in-fact

                                  EXHIBIT INDEX
           Exhibit
              No.          Description of Exhibit
           --------        ----------------------


              3.1          Memorandum of Association of the Registrant (1)
              3.2          Articles of Association of the Registrant (2)
              4.1          Specimen of Ordinary Share Certificate (3)
              5 Opinion of S. Friedman & Co., Advocates regarding legality of the securities being registered*
             23.1 Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm
             23.2          Consent of S. Friedman & Co., Advocates (included in
                           Exhibit 5 hereto)*
             24 Power of Attorney (included in the signature page to the Registration Statement)*




-------------------


(1) Previously filed as exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (No. 33-57438), filed with the Commission on January 26, 1993, as amended, and incorporated herein by reference.

(2) Previously filed as exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (No. 33-57438), filed with the Commission on January 26, 1993, as amended, and incorporated herein by reference and an amendment thereto previously filed as exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (No. 333-6246), filed with the Commission on January 7, 1997 and incorporated herein by reference and further amendments thereto previously filed as exhibit 1.2 to the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2000, filed with the Commission on June 29, 2001 and incorporated herein by reference.

(3) Previously filed as exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 18, 1993, as amended, and incorporated herein by reference.

*    Previously filed.